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Exhibit 4.1

NUMBER		SHARES
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
ev3 Inc.
	Common Stock Par Value $0.01 Per Share	See Reverse for Certain Definitions
This is to Certify that is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF ev3 Inc.
transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.
Witness, the seal of the Corporation and the Signatures of its duly authorized officers.
Dated
Secretary	[SEAL]	President/Vice President

The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—	Custodian
				(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties		under Uniform Gifts to Minors
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		Act (State)

Additional abbreviations may also be used though not in the above list.

         For value received              hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated:
In presence of

        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

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  Exhibit 4.1